UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  5/12/2006

OXIS International, Inc.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  0-8092

DE	94-1620407
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

323 Vintage Park Drive, Suite B, Foster City, California 94404
(Address of Principal Executive Offices, Including Zip Code)

650 212-2568
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 12, 2006, OXIS International, Inc. (“OXIS”) entered into an Engagement Letter with Ambient Advisors LLC. Gary M. Post, a member of the board of directors, is the manager of Ambient Advisors LLC.

Pursuant to the Engagement Letter, Ambient Advisors will provide certain services pertaining to strategic planning, investor communications and financing strategies or other projects at the request of the Chief Executive Officer of OXIS for a one year period, thereafter on a month to month basis. Ambient Advisors will receive monthly compensation in the amount of $5,000. As part of the compensation under the Engagement Letter, OXIS granted Ambient Advisors a ten year common stock purchase warrant to purchase 108,000 shares of OXIS common stock at an exercise price of $0.39 per share, with 9,000 warrant shares becoming exercisable each month over the term of the agreement.

The foregoing summary of the material terms of the Engagement Letter is qualified in its entirety by the text of the Engagement Letter attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1 Engagement Letter between OXIS International, Inc. and Ambient Advisors, LLC dated May 12, 2006.

Signature(s)

  Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

OXIS International, Inc.

Date: May 31, 2006	By:	/s/ Michael D. Centron
Michael D. Centron
Vice President and Chief Financial Officer